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                                                                    EXHIBIT 21.1

                                VIEWLOCITY, INC.
                                  SUBSIDIARIES



o        VIEWLOCITY HOLDING FRANCE SARL (France)

o        VIEWLOCITY (UK) LTD. (United Kingdom)

o        VIEWLOCITY AUSTRALIA PTY LTD. (Australia)

o        SC-21 PTE LTD (Singapore)

o        FRONTEC NORGE AS (Norway)

o        SYNQUEST S.A. (France)

o        SYNQUEST LTD.  (United Kingdom)

o        SYNQUEST  B.V. (Netherlands)

o        SYNQUEST GmbH (Germany)